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                            SETTLEMENT AGREEMENT

     This Settlement Agreement is entered into by and between the parties undersigned below (the "Parties") for the consideration stated.

1.     PARTIES:

              The Parties to this Settlement Agreement are the following:

              1.1 JEFFREY H. MIMS, Trustee for the Chapter 7 Estate of Performance Nutrition, Inc.;

              1.2   NATURADE, INC., a Delaware corporation; and

              1.3 HEALTH HOLDINGS AND BOTANICALS, INC., a California corporation.

2.     DEFINED TERMS USED IN THIS AGREEMENT:

              2.1   ADVERSARY PROCEEDING shall mean the lawsuit styled JEFFREY
H. MIMS. TRUSTEE V. KENNEDY CAPITAL MANAGEMENT, INC., ANTHONY ROTH, DAVID WYNNE, AND NATURADE, INC. - Adversary Proceeding No. 397-3452 pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, including without limitation the Counterclaim filed by Naturade, Inc. against the Trustee and the Estate.

              2.2   DEBTOR shall mean Performance Nutrition, Inc.

              2.3 CHAPTER 7 CASE shall mean the bankruptcy case styled IN RE PERFORMANCE NUTRITION, INC. - Case No. 97-30566-HCA-7 pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

              2.4 PROOFS OF CLAIM shall mean any and all proofs of claims filed by Naturade, Inc. in the Chapter 7 Case, including, without limitation, Proofs of Claim No. 3 and 64.

              2.5   ESTATE shall mean the bankruptcy estate of the Debtor.

SETTLEMENT AGREEMENT                                               Page 1
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              2.6   NATURADE shall mean Naturade, Inc., its officers,
directors, employees, agents, attorneys, accountants and other professionals who have appeared on its behalf in the Adversary Proceeding, excluding Anthony Roth, William Hatamyar, CFO Associates, Inc., and Trinity Capital, Inc.

              2.7 HEALTH HOLDINGS shall mean Health Holdings and Botanicals, Inc., its officers, directors, employees, agents, attorneys, accountants, and other professionals, including Doyle & Boissier, LLC, a shareholder thereof, but excluding Anthony Roth.

              2.8 TRUSTEE shall mean Jeffrey H. Mims, Trustee for the Estate, and his agents, attorneys, accountants and other professionals who have appeared on his behalf in the Adversary Proceeding.

              2.9   SETTLEMENT AGREEMENT shall mean this Settlement Agreement.

              2.10 JUDGMENT shall mean the Amended Final Judgment entered by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division in the Adversary Proceeding on March 22, 1999, a copy of which is attached hereto as Exhibit "A," including without limitation, any obligation for payment of costs arising therefrom.

              2.11 THE INCIDENTS shall mean all allegations made by the Trustee against Naturade in the Adversary Proceeding and all facts related to same, including, but not limited to, Naturade's alleged: 1) wrongful interference with PNI's management, tortious interference with the management contracts of PNI's management; 2) unjust enrichment at the expense of the Estate; 3) conspiracy with PNI's management to breach fiduciary duties; and
4) aiding and abetting the breach of fiduciary duties by PNI's management.

SETTLEMENT AGREEMENT                                               Page 2

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3.     RECITALS:

              3.1 On January 21, 1997, the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

              3.2 On February 19, 1997, the Court ordered the appointment of a Chapter 11 trustee for the Debtor's Estate. On February 28, 1997, the Trustee was appointed trustee for the Chapter 11 estate. On March 14, 1997, this case was converted to a case under Chapter 7. The Trustee is now serving as trustee for the Chapter 7 Estate.

              3.3 In October 1997, the Trustee filed the Adversary Proceeding against Naturade and three other Defendants who are not parties to this Settlement Agreement.

              3.4 Trial of the Adversary Proceeding, with the exception of certain of the Trustee's equitable claims and the defendants' counterclaims, was held over non-consecutive days from July 27, 1998 to October 30, 1998. After hearing the evidence and arguments of the parties, the Court entered the Judgment on March 22, 1999. In support of the Judgment, the Court entered its Amended Findings of Facts and Conclusions of Law on March 22, 1999 (the "Findings").

4.    CONSIDERATION AND PAYMENTS:

              4.1 The purpose of this Settlement Agreement is to provide for the payments, undertakings and releases set forth herein. By signing the Settlement Agreement, the Parties do not admit the truthfulness of any of the claims made by any opposing party in the Adversary Proceeding and/or Proofs of Claim; to the contrary, all such claims and allegations are expressly denied. Naturade further denies and contests each and every finding and conclusion by the Court in the Findings or in the Judgment that Naturade engaged in any wrongful conduct or that it damaged PNI in any way.

SETTLEMENT AGREEMENT                                               Page 3

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              4.2   The consideration for this Settlement Agreement consists
of the mutual covenants, representations and releases contained herein, and the payments and notes from Naturade to the Estate described in this Settlement Agreement.

              4.3 Naturade agrees to pay the Estate, in good and collected funds, the sum of One Million Three Hundred Fifty Thousand and No/100 Dollars ($1,350,000.00)(the "Cash Payment"). This sum shall be paid by Naturade, as provided below, upon the Bankruptcy Court's approval of the Settlement Agreement by causing The South Bay Bank to deliver to the Trustee's litigation counsel an irrevocable clean non-documentary letter of credit in the form of Exhibit B hereto (the "Letter of Credit"), on the second business day following the date the Bankruptcy Court's order approving the Settlement Agreement becomes final and non-appealable (the "Effective Date"). The Letter of Credit must be payable to the Trustee on the Effective Date and must not expire for a period of ninety days (90) days following the Effective Date.
The Letter of Credit must not require the presentation of any document other than a sight draft and payment must not be conditioned upon any event other than the presentation of a sight draft.

              4.4 Naturade also agrees to execute and deliver to the Trustee on the Effective Date a secured promissory note in the principal amount of $424,000 payable to the Estate (the "Secured Note") and Security Agreement, which are attached hereto as Exhibits "C-1 and C-2" respectively, and incorporated by reference as if fully set forth herein. Naturade will fully perform pursuant to the terms of the Secured Note, provided that the first monthly payment thereunder shall not be due until the first day of the calendar month immediately following the Effective Date. The Secured Note will be subject to all

SETTLEMENT AGREEMENT                                               Page 4

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currently existing, validly-perfected liens against Naturade's real and personal property. The Trustee agrees that Health Holdings' future debt advances to Naturade, if any, shall have lien priority over the security interest granted hereunder to the Trustee, provided that nothing herein shall prevent the Trustee from bringing an action for recharacterization or subordination of Naturade's now existing debt to Health Holdings. The parties presently contemplate that Naturade will obtain a loan or line of credit from a non-insider, third party lender in replacement of its current loans from South Bay Bank. In such event, the Trustee agrees to promptly execute and deliver to Naturade, in form satisfactory to Naturade's new lender and the Trustee, a written confirmation that the Trustee's security interest in Naturade's property shall be subordinate in priority to the security interests granted to such new lender by Naturade. The Trustee shall not unreasonably withhold such written confirmation of subordination upon request therefore by Naturade.

              4.5 Naturade also agrees to execute and deliver to the Trustee on the Effective Date a promissory note in the principal amount of $226,000 payable to the Estate, which is attached hereto as Exhibit "D," and incorporated by reference as if fully set forth herein (the "Revenue Note"). Naturade will fully perform pursuant to the terms of the Revenue Note. Naturade hereby further agrees to maintain accounting practices consistent with GAAP and with those used prior to March 29, 1999 until such time as the Revenue Note is paid in full. Naturade hereby grants to the Trustee and his agents reasonable access to its books and records, upon five days calendar
(5) written notice, to confirm the accuracy of Naturade's total net sales as reported in its 10-Q or 10-K reports.

              4.6 This Settlement Agreement, Letter of Credit, Secured Note, Revenue Note and any and all security agreements, UCC-1 financing statements, releases and any

SETTLEMENT AGREEMENT                                               Page 5

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and all other documents executed in connection with or related to the settlement proposed herein shall be referred to herein as the "Settlement Documents." Naturade agrees to execute and deliver the Settlement Documents to the Trustee on the Effective Date.

              4.7 Effective as of the Effective Date, and upon delivery of the instruments to Trustee identified in Paragraphs 4.3, 4.4, and 4.5 above, the Trustee hereby assigns to Naturade, without representation or warranty of any kind, all right, title, and interest of the Estate in all of the Estate's claims and causes of action which may exist against Allan Schulman, Michael Fernicola, Robert Bearson, William Cordeiro, Robert Zuber, Barry Zwick and Dr. Lenny Steven Smith arising out of the Incidents. A copy of the assignment instrument is attached hereto as Exhibit "E." As stated therein, the claims are assigned to Naturade "as is," and without any representations or warranties by the Trustee, Debtor, or the Estate including whether such claims are valid, barred by statutes of limitations or other legal or equitable defenses, legally enforceable or in existence. In determining to accept the assignment, and in all matters addressed herein, Naturade has relied on the advice of its own counsel, and expressly disclaims reliance on any statements made by the Trustee, Debtor, or the Estate regarding the assigned claims.

              4.8 The parties agree that the settlement payments described in this Settlement Agreement will be allocated to satisfy the Judgment as follows: first to satisfy the punitive damages portion of the Judgment against Naturade, next to satisfy costs allowed against Naturade, next to satisfy interest accrued on the judgment as of the Effective Date, and next to satisfy in part, the actual damages awarded in the Judgment for which Naturade is jointly and severally liable with Defendant Anthony Roth. This allocation does not reflect Naturade's liability to the Estate and does not affect in any way

SETTLEMENT AGREEMENT                                               Page 6

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the release of the Judgment against Naturade by the Trustee, the Debtor, and its Estate. The allocation merely seeks to preserve the greatest possible recovery by the Trustee, Debtor, and its Estate of the Judgment against Defendant Anthony Roth.

5.     COURT APPROVAL:

              5.1 Conditions precedent to the effectiveness of this Settlement Agreement are: (a) approval of this Settlement Agreement by the Bankruptcy Court, after notice to creditors and shareholders, by a final, non-appealable order providing, in part, for Naturade's standing as representative of the PNI estate for the limited purpose of asserting claims for violations of the automatic stay under 11 U.S.C. Section 362 related to any claims asserted against Naturade that Naturade believes are the subject of this Settlement Agreement with the Trustee; (b) proper and timely delivery of the Cash Payment to the Trustee; and (c) binding execution and timely delivery of the Settlement Documents required by this Settlement Agreement.

6.     RELEASES:

              6.1 The Trustee, the Debtor and its Estate are executing effective as of the Effective Date a release of Naturade and Health Holdings (the "Trustee's Release") from: (i) the Judgment, including costs; (ii) the Trustee's claims against Naturade under 11 U.S.C. Section 547 pending in Adversary No. 399-3084 or otherwise; and (iii) any and all claims, demands, actions, rights, remedies, causes of action, debts, liens, sums, suits and/or accountings the Debtor and/or its Estate now has or hereafter may have or claim to have arising before the Effective Date, including but not limited to the matters made the subject of the Adversary Proceeding, including the Incidents and Proofs of Claim. Defendant Anthony Roth, Lenny Steven Smith, Allan Schulman, Michael Fernicola, Robert Bearson,

SETTLEMENT AGREEMENT                                               Page 7

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William Cordeiro, Robert Zuber, and Barry Zwick will be specifically excluded from the Trustee's Release. Additionally, all claims or causes of action of the Estate which arise from the breach of this Settlement Agreement or the Settlement Documents with regard to misrepresentations or fraud in the inducement of this Settlement Agreement will not be released. Further, any recharacterization and subordination claims against Health Holdings as to existing debt will not be released. The Trustee shall deliver the Trustee's Release to Naturade on the Effective Date. The Trustee's Release shall conform substantially to Exhibit "F" hereto. Within five (5) days of the Effective Date, the Trustee shall file (a) a release of Judgment in the Adversary Proceeding, and (b) a dismissal of his claims against Naturade in Adversary Proceeding No. 399-3084 (the preference suit). At such time, Naturade shall file a dismissal of its Notice of Appeal in the Adversary Proceeding.

              6.2 Naturade and Health Holdings are executing effective as of the Effective Date releases (collectively, the "Naturade Release") of the Trustee, Debtor, and its Estate from any and all claims, demands, actions, rights, remedies, causes of action, debts, liens, sums, suits and/or accountings Naturade and/or Health Holdings now has or hereafter may have or claim to have arising before the Effective Date, including but not limited to the matters made the subject of the Adversary Proceeding, including the Incidents and Proofs of Claim or otherwise. The Naturade Release will be delivered to the Trustee on the Effective Date. Such releases of the Trustee by Naturade and Health Holdings shall conform substantially to Exhibits G-1 and G-2 hereto.

              6.3 The Trustee agrees to forbear from any efforts to collect or enforce the Judgment from or against Naturade until the Effective Date, unless the Court signs an

SETTLEMENT AGREEMENT                                               Page 8

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order denying approval of the Settlement Agreement, in which case such forbearance shall terminate five (5) days thereafter. Also on the Effective Date, Naturade will file pleadings dismissing its appeal of the Judgment, and Naturade's Proofs of Claim or any proof of claim filed in the Debtor's bankruptcy case shall be deemed withdrawn.

7.     REPRESENTATIONS:

              7.1 Naturade represents and warrants that it is the owner and holder of all claims held or asserted by Naturade including, without limitation, those evidenced by the Proofs of Claims, and Naturade has not transferred any such claims as of the effective date of this Settlement Agreement.

              7.2 The parties hereto are not relying upon any facts, promises, undertakings, or representations made by any other party or its attorneys except for the representations specifically set forth in the Settlement Agreement. The parties hereto have relied solely and completely upon their own judgment, and the judgment of their attorneys, in executing the Settlement Agreement.

              7.3 The parties hereto understand that by entering into the Settlement Agreement they are giving a full, complete, and final release of any and all claims, demands, affirmative defenses, defenses and causes of action which they have asserted or could have asserted against the other in the Adversary Proceeding or otherwise, excepting only the obligations contained in the Settlement Agreement.

              7.4 Naturade represents that it is not entering this Settlement Agreement with the intention or contemplation of filing bankruptcy thereafter. Health Holdings represents that it is not entering this Settlement Agreement with the intention or contemplation of causing Naturade to file bankruptcy thereafter.

SETTLEMENT AGREEMENT                                               Page 9

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              7.5   Health Holdings is a party to this Settlement Agreement
only for the purpose of effectuating Sections 4.3, 4.4, 4.5, 4.6, 4.7, 6.1, 6.2, and 7.4.

8.     MISCELLANEOUS PROVISIONS:

              8.1 This Settlement Agreement may be modified only by written agreement executed by all parties.

              8.2 THE SETTLEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE SETTLEMENT AGREEMENT HAS BEEN ENTERED INTO IN WHOLE OR IN PART IN DALLAS COUNTY, TEXAS. IT IS PERFORMABLE, IN PART, IN DALLAS COUNTY, TEXAS. ANY FEDERAL OR STATE COURT IN DALLAS COUNTY, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES ARISING UNDER OR PERTAINING TO THE SETTLEMENT AGREEMENT, AND VENUE IN ANY SUCH DISPUTES SHALL LIE EXCLUSIVELY IN DALLAS COUNTY, TEXAS.

              8.3 It is acknowledged and understood that the Parties do not admit the truthfulness of any of the claims or allegations made against them by the opposing party, and the provisions of this Settlement Agreement shall not constitute an admission by any of the Parties with regard to the truthfulness of any of the claims or allegations made against them by the opposing party.

             8.4 This Settlement Agreement, including the Settlement Documents, contains the entire understanding between the Parties concerning the matters herein contained. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the Parties, relating to the subject matter of this Settlement Agreement that are not fully expressed herein. To the extent this Settlement

SETTLEMENT AGREEMENT                                               Page 10

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Agreement is inconsistent with any other Settlement Document including the motion to Approve this Settlement Agreement, this Settlement Agreement shall control.

              8.5 The Parties acknowledge that they and their designated representatives have read all of this Settlement Agreement, and acknowledge that the parties hereto are entering this Settlement Agreement after consulting with counsel.

              8.6 This Settlement Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original for all purposes.

              8.7 The Settlement Agreement shall be binding upon and inure to the benefit of parties and their respective heirs, survivors, executors, successors, and assigns including a bankruptcy trustee for any Party.

              8.8 In the event that any terms of the Settlement Agreement become subject to construction by any court, the terms of the Settlement Agreement shall be construed reasonably, equally and fairly with regard to both Trustee and Naturade, and shall not be strictly construed against any party.

              8.9 Each of the Parties agrees to execute such additional documents as may be reasonably necessary to effectuate the terms of this Settlement Agreement.

SETTLEMENT AGREEMENT                                               Page 11

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Signed this 24 day of June 1999.

JEFFREY H. MIMS, CHAPTER 7 TRUSTEE
FOR THE ESTATE OF PERFORMANCE
NUTRITION, INC.

/s/ Jeffrey H. Mims
----------------------------
Jeffrey H. Mims, Trustee


NATURADE, INC.

By:    /s/ Lawrence J. Batina
       ----------------------------
Title: CHIEF FINANCIAL OFFICER
       ----------------------------

HEALTH HOLDINGS AND BOTANICALS, INC.

By:    /s/ Lionel P. Boisseire, Jr.
       ----------------------------
Title: /s/ PRESIDENT
       ----------------------------




SETTLEMENT AGREEMENT                                               Page 12